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                                                                 Exhibit (h)(26)


                             PARTICIPATION AGREEMENT

                                      AMONG

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                             ALLIANCEBERNSTEIN L.P.

                                       AND

                       ALLIANCEBERNSTEIN INVESTMENTS, INC.

                                   DATED AS OF

                                   May 1, 2007

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                             PARTICIPATION AGREEMENT

      THIS AGREEMENT, made and entered into as of the first day of May, 2007 ("Agreement"), by and among New York Life Insurance and Annuity Corporation, a Delaware corporation ("Insurer") (on behalf of itself and its "Separate Account," defined below); AllianceBernstein L.P., a Delaware limited partnership ("Adviser"), the investment adviser of the Fund referred to below; and AllianceBernstein Investments, Inc., a Delaware corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),

                                WITNESSETH THAT:

      WHEREAS Insurer, the Distributor, and AllianceBernstein Variable Products Series Fund, Inc. (the "Fund") desire that Class A shares ("shares") of the Fund's Portfolios listed on Schedule A (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those variable life insurance and variable annuity contracts of Insurer that are the subject of Insurer's Form N-6 or Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), as delineated in Schedule B, as may be amended from time to time, or in the Insurer's private placement variable universal life contracts (the "Contracts"), to be offered through a registered broker-dealers; and

      WHEREAS the Contracts provide for the allocation of net amounts received by Insurer to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each

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Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,

      NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to Insurer for this purpose at net asset value and with no sales charges, all subject to the following provisions:

                        Section 1. Additional Portfolios

      The Fund has and may, from time to time, add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.

                       Section 2. Processing Transactions

      2.1 Timely Pricing and Orders.

      The Adviser or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Insurer at the close of trading on each day (a "Business Day") on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio's net asset value and (c) Insurer is open for business. The Fund or its designated agent will use its best efforts to provide this information to the Insurer by 6:00 p.m., Eastern Time on each Business Day. In the event that the Fund or its designated agent is unable to meet the 6:00 p.m. time stated herein, the Fund shall provide additional time for the Insurer to place orders for the purchase and redemption of shares equal to the additional time it takes the Trust to make net asset values available to the Insurer. Insurer will use these data to calculate unit values, which in turn will be used to process

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transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Insurer will use its best efforts to place such orders with the Fund by 11:00 a.m., Eastern time.

      2.2 Timely Payments.

      Insurer will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. Payment for net redemptions will be wired in federal funds by the Fund to an account designated by Insurer on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Insurer to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act"). In no event, however, may any delay by the Fund in paying redemption proceeds cause the Insurer or Separate Accounts to fail to meet its obligations under Section 22(e) of the 1940 Act, or require the Insurer to pay redemption proceeds out of its general account.

      2.3 Applicable Price.

      The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Insurer receives such orders and processes such transactions, which, Insurer agrees shall occur not earlier than the Business Day prior to Distributor's receipt of the corresponding orders for purchases and redemptions of Portfolio shares. For the purposes of this section, Insurer shall be deemed to be the agent of the Fund for receipt of such

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orders from holders or applicants of contracts, and receipt by Insurer shall constitute receipt by the Fund. All other purchases and redemptions of Portfolio shares by Insurer, will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Insurer hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Insurer otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

      2.4 Error Correction.

      Each Party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.

                          Section 3. Costs and Expenses

      3.1 General.

      Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement, as summarized in Schedule C hereto.

      3.2 Registration.

      The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Insurer, if

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applicable, will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

      3.3 Other (Non-Sales-Related) Expenses.

      The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). Insurer will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. The Fund and Insurer each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Insurer documents are printed or mailed on a combined or coordinated basis.

      Insurer may elect to print the Funds' prospectus(es) and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. At Insurer's request, the Fund will provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Insurer's website, all as Insurer

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may reasonably request) and such other assistance as is reasonably necessary in order for Insurer to have prospectuses, statements of additional information, supplements, proxy statements, and annual and semi-annual reports for the Contracts and the Portfolios printed together in a single document or posted on Insurer's website. The Adviser and the Distributor will use their best efforts to provide to the Insurer Fund annual prospectus updates no later than April 15 of each year, Fund annual reports by February 15 of each year, and Fund semi-annual reports by August 15 of each year.

      3.4 Other Sales-Related Expenses.

      Expenses of distributing the Portfolio's shares and the Contracts will be paid as described in Schedule C hereto.

      3.5 Parties to Cooperate.

      The Adviser, Insurer, and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

                           Section 4. Legal Compliance

      4.1 Tax Laws.

      (a) Each Fund is and at all times since its inception has been qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and will at all times invest money from the Contracts in such a manner and take such other actions as necessary to qualify as a regulated investment company under Subchapter M (or any successor or similar provision) and will make every effort to maintain such qualification. The Adviser or Distributor will notify Insurer immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

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      (b) Insurer represents that each of the Contracts will be treated as variable life insurance policies or variable annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment. Insurer will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

      (c) The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable life insurance or variable annuity contracts under the Code and maintain each Portfolio's compliance with the diversification requirements set forth in
Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund, Adviser or Distributor will notify Insurer immediately, in writing, upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.

      (d) Insurer represents that each Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Insurer will continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

      (e) The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will take all steps necessary to adequately diversify the Fund so as to achieve compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and
Section 817(h) and regulations thereunder.

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      (f) Should the Distributor or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or
Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Insurer of such in writing.

      4.2 Insurance and Certain Other Laws.

      (a) The Adviser will take all steps necessary to cause the Fund to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Insurer. If it cannot comply, it will so notify Insurer in writing.

      (b) Insurer represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Delaware law, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

      (c) Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

      (d) Distributor represents and warrants that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

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      (e) Adviser represents and warrants that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

      4.3 Securities Laws.

      (a) Insurer represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Delaware law or other applicable state laws, (ii) the Separate Account is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, if applicable, together with any amendments thereto, will, at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the applicable requirements of the 1933 Act and the rules thereunder.

      (b) The Adviser and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material

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respects with the requirements of the 1940 Act and the rules thereunder, (v) the
Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

      (c) The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Insurer or any other life insurance company utilizing the Fund.

      (d) Distributor represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers Inc. (the "NASD").

      4.4 Notice of Certain Proceedings and Other Circumstances.

      (a) Distributor or the Fund shall immediately notify Insurer in writing of
(i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which
(x) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

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      (b) Insurer shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order or similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Insurer will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

      4.5 Insurer to Provide Documents.

      Upon request, Insurer will provide the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

      4.6 Fund to Provide Documents.

      Upon request, the Fund will provide to Insurer one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

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      4.7 Market Timing

      Notwithstanding anything in this Agreement to the contrary, prior to the implementation of the Shareholder Information Agreement described in Section
13.2 hereto, or the date by which funds must be able to request and promptly receive shareholder identity and transactions information pursuant to shareholder information agreements pursuant to Rule 22c-2, whichever is earlier, the parties agree that they will work together in good faith to establish procedures providing the Fund, through the Distributor, with such information as Distributor may convey that the Fund considers necessary or desirable to review the possible existence of market timing by any Contract owner.

                       Section 5. Mixed and Shared Funding

      5.1 General.

      The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Insurer ("Mixed and Shared Funding Order"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

      5.2 Disinterested Directors.

      The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

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      5.3 Monitoring for Material Irreconcilable Conflicts.

      The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Insurer agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

      (a) an action by any state insurance or other regulatory authority;

      (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

      (c) an administrative or judicial decision in any relevant proceeding;

      (d) the manner in which the investments of any Portfolio are being managed;

      (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

      (f) a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.

      Insurer will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any

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issue raised, including information as to a decision by Insurer to disregard voting instructions of Participants.

      5.4 Conflict Remedies.

      (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Insurer and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

      (i) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

      (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

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      (b) If the material irreconcilable conflict arises because of Insurer's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Insurer may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Insurer that this provision is being implemented, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

      (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurer conflicts with the majority of other state regulators, then Insurer will withdraw the Separate Account's investment in the Fund within six months after the Fund's Board of Directors informs Insurer that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

      (d) Insurer agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

      (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Insurer will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

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      5.5 Notice to Insurer.

      The Fund will promptly make known in writing to Insurer the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

      5.6 Information Requested by Board of Directors.

      Insurer and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

      5.7 Compliance with SEC Rules.

      If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

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                             Section 6. Termination

      6.1 Events of Termination.

      Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

      (a) at the option of Insurer or Distributor upon at least ninety (90) days advance written notice to the other Parties, or

      (b) at the option of the Fund upon (i) at least ninety (90) days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this Contract is contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions).

      (c) immediately, at the option of the Fund, upon institution of formal proceedings against Insurer or the Insurer's distributor by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Insurer's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

      (d) immediately, at the option of Insurer, upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's, Adviser's or Distributor's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case,

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Insurer reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Insurer, the Insurer's distributor or the Division corresponding to the Portfolio to be terminated; or

      (e) immediately, at the option of any Party, in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer; or

      (f) immediately upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or

      (g) immediately, at the option of Insurer, if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions; or

      (h) immediately, at the option of Insurer, if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions; or

      (i) immediately, at the option of Insurer, if Insurer reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the risks incurred by Insurer.

      6.2 Funds to Remain Available.

      Except (i) as necessary to implement Participant-initiated transactions,
(ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Insurer shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring

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

amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, thirty (30) calendar days after Insurer shall have notified the Fund or Distributor of its intention to do so.

      6.3 Survival of Warranties and Indemnifications.

      All warranties and indemnifications will survive the termination of this Agreement.

      6.4 Continuance of Agreement for Certain Purposes.

      Notwithstanding any termination of this Agreement, the Distributor shall continue to make available shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 5 of this Agreement. Specifically, and without limitation, the Distributor shall facilitate the sale and purchase of shares of the Portfolios as necessary in order to process premium payments, surrenders and other withdrawals, and transfers or reallocations of values under Existing Contracts.

             Section 7. Parties to Cooperate Respecting Termination

      The other Parties hereto agree to cooperate with and give reasonable assistance to Insurer in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.

                              Section 8. Assignment

      This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                               Section 9. Notices

      Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                                       New York Life Insurance and Annuity
                                       Corporation
                                       51 Madison Avenue
                                       New York, NY 10010
                                       Attn: Robert J. Hebron
                                       FAX: (212) 576-4783

                                       with a copy to:

                                       New York Life Insurance Company
                                       Office of the General Counsel
                                       51 Madison Avenue, Room 10SB
                                       New York, NY 10010
                                       Attn: Variable Products Attorney
                                       FAX: (212) 576-8339

                                       AllianceBernstein Investment Research and
                                       Management, Inc.
                                       1345 Avenue of the Americas
                                       New York NY 10105
                                       Attn.: Emilie D. Wrapp
                                       FAX: (212) 969-2290

                                       AllianceBernstein L.P.
                                       1345 Avenue of the Americas
                                       New York NY 10105
                                       Attn: Emilie D. Wrapp
                                       FAX: (212) 969-2290

                          Section 10. Voting Procedures

      Subject to the cost allocation procedures set forth in Section 3 and Schedule C hereof, Insurer will distribute all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Insurer will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Insurer agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3 (T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Fund will be responsible for calculating voting privileges in a manner consistent with that of Insurer, as prescribed by this Section 10.

                         Section 11. Foreign Tax Credits

      The Adviser agrees to consult in advance with Insurer concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund's shareholders.

                           Section 12. Indemnification

      12.1 Of Fund, Distributor and Adviser by Insurer.

      (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, Insurer agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their directors and officers, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12. 1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurer (which shall not be unreasonably withheld) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Insurer, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurer by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

      (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Insurer) or the negligent, illegal or fraudulent conduct of Insurer or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

      (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Insurer for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

      (iv) arise as a result of any failure by Insurer to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.

      (b) Insurer shall not be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.

      (c) Insurer shall not be liable under this Section 12.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurer of any such action shall not relieve Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12. 1. In case any such action is brought against an Indemnified Party, Insurer shall be entitled to participate, at its own expense, in the defense of such action. Insurer also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Insurer to such Indemnified Party of Insurer's election to assume the defense thereof, the Indemnified Party will cooperate fully with Insurer and shall bear the fees and expenses of any additional counsel retained by it, and Insurer will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

      12.2 Indemnification of Insurer by Adviser, Fund, and Distributor.

      (a) Except to the extent provided in Sections 12.2(d) and 12.2(e), below, Adviser, Fund, and Distributor agree to indemnify and hold harmless Insurer, each of its directors and officers, and each person, if any, who controls Insurer within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser, Fund and/or Distributor, which shall not be unreasonably withheld) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

      (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Insurer, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of Insurer for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

      (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

      (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Insurer by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

      (iv) arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;

      (b) Except to the extent provided in Sections 12.2(d) and 12.2(e) hereof, Adviser, Fund and Distributor agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 12.2(c) below, the written consent of Adviser, Fund and/or Distributor, which shall not be unreasonably withheld) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii)
Section 817(h) of the Code and regulations thereunder (except to the extent that such failure is caused by Insurer), including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Insurer pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Insurer of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Insurer deems necessary or appropriate as a result of the noncompliance.

      (c) The written consent of Adviser, Fund, and/or Distributor referred to in Section 12.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.

      (d) Adviser, Fund and/or Distributor shall not be liable under this
Section 12.2 with respect to any losses, claims; damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Insurer or the Separate Account.

      (e) Adviser, Fund, and/or Distributor shall not be liable under this
Section 12.2 with respect to any action against an Indemnified Party unless Insurer shall have notified Adviser, Fund, and /or Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser, Fund, and/or Distributor of any such action shall not relieve Adviser, Fund, and/or Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section
12.2. In case any such action is brought against an Indemnified Party, Adviser, Fund, and/or Distributor will be entitled to participate, at its own expense, in the defense of such action. Adviser, Fund, and/or Distributor also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified

Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser, Fund, and/or Distributor to such Indemnified Party of Adviser's, Fund's, and/or Distributor's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser, Fund, and/or Distributor and shall bear the fees and expenses of any additional counsel retained by it, and Adviser, Fund, and/or Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

      12.3 Effect of Notice.

      Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 12.1(c) or 12.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

                            Section 13. Miscellaneous

13.1 Each Party represents and warrants that:

      A. It shall comply with anti-money laundering laws and regulations applicable to it, including the relevant provisions of the USA PATRIOT Act (Pub.
L. No. 107-56 (2001) and the regulations issued thereunder.

      B. It shall comply with privacy and notice provisions of 15 U.S.C. Sections 6801-6827 and any regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) applicable to it as they may be amended from time to time.

      C. It has full power and authority to enter into and perform its obligations under this Agreement; it has duly taken all necessary steps to authorize the person signing this Agreement on its behalf to do so and to authorize the performance of its obligations under this Agreement and assuming the accuracy of and compliance with this representation and warranty by all other Parties, this Agreement will be valid, binding on, and enforceable against such Party in accordance with its terms, subject only to such limitations as apply generally to the rights of creditors, such as, but not limited to, bankruptcy laws, laws governing the insolvency of insurance companies and other entities, and principles of equity.

      D. It shall comply with the requirements of Rule 38a-1 of the 1940 Act.

13.2 Shareholder Information Agreement

      The parties have entered into or shall enter into a Shareholder Information Agreement as required by Rule 22c-2 under the 1940 Act in connection with the Contracts. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

                           Section 14. Applicable Law

      This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.

                      Section 15. Execution in Counterparts

      This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            Section 16. Severability

      If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          Section 17. Rights Cumulative

      The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                Section 18. Restrictions on Sales of Fund Shares

      Insurer agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies that have signed an agreement with the Fund containing representations, warranties, and agreements to indemnify substantially the same as those set out in this Agreement.

                              Section 19. Headings

      The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                     NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION

                                     By: _______________________________________
                                         Name: Robert J. Hebron
                                         Title: Senior Vice President

                                     ALLIANCEBERNSTEIN L.P.

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ALLIANCEBERNSTEIN INVESTMENTS, INC.

                                     By: _______________________________________
                                         Name:
                                         Title:

                                   SCHEDULE A

                 FUND PORTFOLIOS AVAILABLE UNDER THIS AGREEMENT

ALLIANCEBERNSTEIN VPS INTERNATIONAL VALUE -- CLASS A

ALLIANCEBERNSTEIN VPS SMALL/MID CAP VALUE -- CLASS A

                                   SCHEDULE B

REGISTERED CONTRACTS                 REGISTRATION NO.
--------------------                 ----------------
CorpExec VUL                         333-48300

UNREGISTERED CONTRACTS

CorpExec Private Placement VUL

                                   SCHEDULE C
                                 COST ALLOCATION

                  The Insurer                                The Fund or its Agent (as appropriate)
--------------------------------------------------      --------------------------------------------------
Preparing and filing the Separate Account               Preparing and filing the Fund registration
registration statements.                                statement.

Text composition and alterations for the Separate       Text composition and alterations for the Fund
Account prospectuses, SAIs and any supplements          prospectuses, SAIs and any supplements thereto,
thereto.                                                including versions of these documents to
                                                        accommodate various combinations of funds offered
                                                        under Separate Account prospectuses.

Printing of the Fund prospectuses, SAIs and             Supplying typeset, camera and/or web-ready Fund
supplements thereto for prospective Contract            prospectuses, SAIs and supplements. Printing of
owners. Printing Separate Account prospectuses,         the Fund prospectuses, SAIs and supplements
SAIs and supplements thereto.                           thereto for existing Contract owners that invest
                                                        in the Fund.

Mailing and distributing the Fund prospectuses,         All or the Fund's pro-rata portion (if combined
SAIs and supplements thereto to prospective             with documents of other funds) of mailing and
Contract owners. Mailing and distributing Separate      distributing the Fund's prospectuses, SAIs and
Account prospectuses, SAIs and supplements to           supplements thereto to existing Contract owners.
prospective and existing Contract owners. (SAIs         (SAIs are distributed only upon request of the
are distributed only upon request of the Contract       Contract owner.)
owner.)

Text composition and alterations of the Separate        Text composition and alterations of the Fund proxy
Account portion of the annual and semi-annual           statements and voting instructions solicitation
reports.                                                materials to Contract owners with respect to
                                                        proxies related to the Fund, annual and
                                                        semi-annual reports for the Fund and other
                                                        communications to shareholders.

Printing, mailing and distributing annual and           Supplying typeset, camera and/or web-ready Fund
semi-annual reports for prospective Contract            proxy statements and voting instructions
owners.                                                 solicitation materials, annual and semi-annual
                                                        reports and other communications to shareholders.
                                                        Printing and mailing for copies of such materials
                                                        distributed to Contract owners.

Text composition, alterations, printing, mailing        All or the Fund's pro-rata portion (if combined
and distributing ,and tabulation of proxy               with documents of other funds) of mailing and
statements and voting instruction solicitation          distributing annual and semi-annual reports for
materials to Contract owners with respect to            the Fund to existing Contract owners that invest
proxies related to the Separate Account(s).             in the Fund.

Preparation, printing and distributing sales            Mailing and distributing and tabulation of proxy
material and advertising related to the Fund and        statements and voting instruction solicitation
contained in Separate Account advertising and           materials to Contract owners with respect to
sales materials; and filing such materials with         proxies related to the Fund.
and obtaining approval from, the SEC, the National
Association of Securities Dealers, Inc., any state
insurance regulatory authority and any other
appropriate regulatory authority, to the extent
required.

                                                        Additional printing costs incurred by Insurer when
                                                        the Fund fails to timely provide Portfolio
                                                        prospectuses and Annual and Semi-Annual reports
                                                        required under Section 3.3 of this Agreement.